EXHIBIT 10.17

REVENUE PERFORMANCE GOAL
GILEAD SCIENCES, INC.
PERFORMANCE SHARE AWARD AGREEMENT
RECITALS
A.    Gilead Sciences, Inc. (the “Company”) has implemented the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended (the “Plan”) for the purpose of providing incentives to attract, retain and motivate eligible Employees, Directors and Consultants to continue their service relationship with the Company.
B.    This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of shares of Common Stock to Participant thereunder.
C.    All capitalized terms in this Performance Share Award Agreement (this “Agreement”) shall have the meaning assigned to them herein or in the attached Appendix A. Capitalized terms not defined herein or in the attached Appendix A shall have the meanings assigned to them in the Plan.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Performance Shares. The Company hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Plan. This Agreement provides the Participant with the right to receive one or more shares of Common Stock on the designated issuance date for those shares, based upon the extent to which each Performance Share vests pursuant to the terms hereof. The Target Shares subject to this Award, the applicable performance-vesting and Continuous Service vesting requirements for each separate Tranche of this Award, the date or dates on which the shares of Common Stock that vest hereunder shall become issuable and the remaining terms and conditions governing this Award, including the applicable vesting acceleration provisions, shall be as set forth in this Agreement.

AWARD SUMMARY

Participant	[_________]
Award Date:	March 10, 2020
Target Number of Performance Shares:
The actual number of shares of Common Stock that may become issuable pursuant to the Performance Shares subject to this Agreement shall be determined in accordance with the performance-vesting and Continuous Service vesting provisions of attached Schedule I. For purposes of the applicable calculations under Schedule I, the target number of Performance Shares to be utilized is [________] shares (the “Target Shares”).
The Performance Shares shall be divided into three separate Tranches with one third (1/3) of the Target Shares allocated to each such Tranche.

Vesting Schedule:
Vesting Requirements. Each Tranche of Performance Shares shall be subject to the performance-vesting and Continuous Service vesting requirements set forth for that particular Tranche in attached Schedule I and shall vest on the Certification Date (as defined in Appendix A).
Change in Control Vesting. The shares of Common Stock underlying each Tranche of Performance Shares may also vest on an accelerated basis in accordance with the applicable provisions of Paragraph 4 of this Agreement should a Change in Control occur after the start but prior to the completion of the Performance Period applicable to that particular Tranche or the Certification Date.

Issuance Date:
The shares of Common Stock which actually vest and become issuable pursuant to each Tranche of Performance Shares shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.

2.Limited Transferability. Prior to the actual issuance of the shares of Common Stock which vest hereunder, Participant may not transfer any interest in the Performance Shares subject to this Award or the underlying shares of Common Stock or pledge or otherwise hedge the sale of those Performance Shares or underlying shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the underlying shares of Common Stock. However, any shares of Common Stock which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance.

3.Stockholder Rights and Dividend Equivalents

(a)The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until Participant becomes the record holder of those shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.

(b)Notwithstanding the foregoing, in the event that any dividend or other distribution is declared and paid on shares of Common Stock after the Award Date, but prior to the complete settlement, cancellation or forfeiture of this Award, the Participant shall be entitled to receive, upon settlement of this Award, an amount (the “phantom dividend equivalent amount”) equal to the dividends or other distributions that would have been paid or issued on the number of shares of Common Stock actually vested and issuable to Participant pursuant to this Award. The phantom dividend equivalent amount shall be calculated by the Administrator in its discretion and need not be adjusted for interest, earnings or assumed reinvestment. The phantom dividend equivalent amount shall be distributed to Participant concurrently with the issuance of the vested shares to which those phantom dividend equivalents relate, and may be paid and distributed in the same form the actual dividend or distribution was paid to the holders of the Common Stock or in such other form as the Administrator deems appropriate. Each such distribution of phantom dividend equivalents shall be subject to the Company’s collection of any Withholding Taxes applicable to that distribution. The Administrator shall have the sole discretion to determine the dollar value of any dividend or distribution paid other than in the form of cash, and its determination shall be controlling. No phantom dividend equivalent amount shall be paid or distributed on shares of Common Stock under this Award that are forfeited or that otherwise are not vested and issued or issuable under this Award.

4.Change in Control. The following provisions shall apply only to the extent a Change in Control is consummated prior to the Certification Date and shall have no force or effect if the effective date of the Change in Control occurs after the Certification Date:

(a)Should (i) the Change in Control occur during a Performance Period that is in effect at the time with respect to a particular Tranche of Performance Shares but prior to the completion of that Performance Period and (ii) Participant remains in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the Target Shares allocated to that particular Tranche, without any measurement of Performance Goal attainment to date with respect to that particular Tranche and without regard to the Continuous Service vesting provisions. To the extent a Performance Period for a particular Tranche of Performance Shares has not commenced prior to the effective date of the Change in Control, the Performance Shares allocated to that Tranche in accordance with Paragraph 1 of this Agreement and the provisions of attached Schedule I shall be cancelled, and Participant shall not have any further right or entitlement to receive any shares of Common Stock with respect to those cancelled Performance Shares.

(b)Should (i) the Change in Control occur at any time on or after the completion of the Performance Period applicable to a particular Tranche of Performance Shares but prior to the Certification Date and (ii) Participant remains in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the actual number of Performance-Qualified Shares (if any) at the time subject to that Tranche by reason of the level at which the Revenue Performance Goal for that Tranche was in fact attained for the Performance Period applicable to that Tranche, without regard to the Continuous Service vesting provisions.

(c)The foregoing provisions of this Paragraph 4 shall also apply should Participant’s Continuous Service terminate, by reason of an involuntary termination (other than as a result of Retirement, death, or Permanent Disability) other than for Cause or his or her resignation due to Constructive Termination, at any time during the period beginning with the execution date of the definitive agreement for the Change in Control transaction and ending with the earlier of (i) the termination of the definitive agreement without the consummation of such Change in Control or (ii) the expiration of the Applicable Acceleration Period following the consummation of such Change in Control.

(d)Should Participant cease Continuous Service by reason of death or Permanent Disability during one or more Service Periods that are, pursuant to the provisions of attached Schedule I, in effect at that time with respect to one or more Tranches of Performance Shares and a Change in Control subsequently occurs prior to the Certification Date, then Participant shall, at the time of such Change in Control, vest in a pro-rated number of shares of Common Stock calculated by multiplying (i) the number of Target Shares or Performance-Qualified Shares (if any) determined for each such Tranche in accordance with the applicable provisions of subparagraphs (a) and (b) of this Paragraph 4 by (ii) a fraction, the numerator of which is the number of months of Continuous Service actually completed by Participant in the applicable Service Period for such Tranche (rounded to the closest whole month), and the denominator of which is the number of months (rounded to the closest whole number) comprising the portion of that Service Period ending with the effective date of the Change in Control, which shall be settled and paid as provided in subparagraph (f) of this Paragraph 4 in lieu of any issuance of shares pursuant to Schedule I.

(e)Should Participant cease Continuous Service by reason of his or her Retirement at least twelve (12) months following the Award Date but prior to the Certification Date and during one or more Service Periods that are, pursuant to the provisions of attached Schedule I, in effect at that time with respect to one or more Tranches of Performance Shares and a Change in Control subsequently occurs prior to the Certification Date, then Participant shall, at the time of such Change in Control, immediately vest in that number of shares of Common Stock equal to the Target Shares allocated to that particular Tranche, without any measurement of Performance Goal attainment to date with respect to that particular Tranche and without regard to the Continuous Service vesting provisions. To the extent a Performance Period for a particular Tranche of Performance Shares has not commenced prior to the effective date of the Change in Control, the Performance Shares allocated to that Tranche in accordance with Paragraph 1 of this Agreement and the provisions of attached Schedule I shall be cancelled, and Participant shall not have any further right or entitlement to receive any shares of Common Stock with respect to those cancelled Performance Shares.

(f)The number of shares of Common Stock in which Participant vests determined in accordance with the foregoing provisions of this Paragraph 4 shall be converted into the right to receive for each such share the same consideration per share of Common Stock payable to the other stockholders of the Company in consummation of the Change in Control, and such consideration shall be distributed to Participant on the earlier of (i) the tenth (10th) business day following the effective date of the Change in Control, provided such Change in Control also constitutes a Qualifying Change in Control, or (ii) the date those shares would have been issued to Participant in accordance with Paragraph 6 in the absence of such Change in Control. Each issuance or distribution made under this Paragraph 4(f) shall be subject to the Company’s collection of the applicable Withholding Taxes.

(g)Except for the actual number of shares of Common Stock in which Participant vests in accordance with this Paragraph 4, Participant shall cease to have any further right or entitlement to any additional shares of Common Stock under this Agreement following the effective date of the Change in Control.

(h)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. The determination of the Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the provisions of Paragraph 4 shall also be applicable.

6.Issuance or Distribution of Vested Shares or Other Amounts.
(a)Except as otherwise provided in Paragraph 4 or Paragraph 7, the shares of Common Stock in which Participant vests pursuant to the performance-vesting and Continuous Service vesting provisions of attached Schedule I shall be issued in accordance with the following provisions:

-    The issuance of the shares of Common Stock underlying each particular Tranche of Performance Shares shall be effected during the period beginning on the first (1st) business day of February of the calendar year immediately succeeding the end of the Tranche Three Performance Period and ending no later than March 15 of that calendar year.
(b)The Company shall, on the applicable issuance date, issue to or on behalf of Participant a certificate in electronic form for the shares of Common Stock in which Participant vests pursuant to the performance-vesting and Continuous Service vesting provisions of attached Schedule I and shall concurrently settle with Participant any phantom dividend equivalent amount with respect to those shares as provided in Paragraph 3.

(c)Except as otherwise provided in Paragraph 4, no shares of Common Stock shall be issued prior to the Certification Date. No fractional shares of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share.

(d)Participant acknowledges that, regardless of any action the Employer may take with respect to any or all Withholding Taxes related to Participant’s participation in the Plan and legally applicable to Participant, the ultimate liability for all Withholding Taxes is and remains Participant’s responsibility and may exceed the amount actually withheld by the Employer. Participant further acknowledges that the Employer (i) makes no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the issuance of shares of Common Stock or other property in settlement of the Award, the subsequent sale of the shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends and/or phantom dividend equivalent amount provided pursuant to Paragraph 3 and (ii) does not commit to, and is under no obligation to, structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Withholding Taxes or achieve any particular tax result. Further, if Participant is or becomes subject to Withholding Taxes in more than one jurisdiction, Participant acknowledges that the Employer (or former employer, as applicable) may withhold or account for Withholding Taxes in more than one jurisdiction.

(e)The Company shall collect, and Participant hereby authorizes the Company to collect, the Withholding Taxes with respect to the shares of Common Stock issued under this Agreement (including any shares of Common Stock issued in settlement of any phantom dividend equivalent amount as provided in Paragraph 3) through an automatic share withholding procedure pursuant to which the Company will withhold, immediately as the shares of Common Stock are issued under the Award, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”). Notwithstanding the foregoing, the Share Withholding Method shall not be utilized if (i) such method is not permissible or advisable under local law or (ii) the Company otherwise decides no longer to utilize such method and provides Participant with notice to such effect.

(f)If the Share Withholding Method is to be utilized for the collection of Withholding Taxes, then the Company shall withhold the number of otherwise issuable shares of Common Stock necessary to satisfy the applicable Withholding Taxes based on the applicable minimum statutory rate or other applicable withholding rate, including maximum applicable rates, as determined by the Company in its sole discretion. If the maximum rate is used, any over-withheld amount will be refunded to Participant in cash by the Employer (with no entitlement to the Common Stock equivalent) or if not refunded, Participant may seek a refund from the appropriate tax authorities. If the obligation for Withholding Taxes is satisfied by using the Share Withholding Method, then Participant will, for tax purposes, be deemed to have been issued the full number of shares of Common Stock subject to the vested Award, notwithstanding that a number of shares of Common Stock are withheld solely for the purpose of paying the applicable Withholding Taxes.

(g)The Company shall have sole discretion to determine whether or not the Share Withholding Method shall be utilized for the collection of the applicable Withholding Taxes. Participant shall be notified (in writing or through the Company’s electronic mail system) in the event the Company no longer intends to utilize the Share Withholding

Method. Should any shares of Common Stock become issuable under the Award (including any shares of Common Stock issued in settlement of any phantom dividend equivalent amount as provided in Paragraph 3) at a time when the Share Withholding Method is not being utilized by the Company, then the Withholding Taxes shall be collected from Participant through a sale-to-cover transaction authorized by Participant, pursuant to which an immediate open-market sale of a portion of the shares of Common Stock issued to Participant will be effected, for and on behalf of Participant, by the Company’s designated broker to cover the Withholding Tax liability estimated by the Company to be applicable to such issuance. Participant shall, promptly upon request from the Company, execute (whether manually or through electronic acceptance) an appropriate sales authorization (in form and substance reasonably satisfactory to the Company) that authorizes and directs the broker to effect such open-market, sale-to-cover transactions and remit the sale proceeds, net of brokerage fees and other applicable charges, to the Company in satisfaction of the applicable Withholding Taxes. However, no sale-to-cover transaction shall be effected unless (i) such a sale is at the time permissible under the Company’s insider trading policies governing the sale of Common Stock and (ii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(h)If the Company determines that such sale-to-cover transaction is not permissible or advisable at the time or if Participant otherwise fails to effect a timely sales authorization as required by this Agreement, then the Company may, in its sole discretion, elect either to defer the issuance of the shares of Common Stock until such sale-to-cover transaction can be effected in accordance with Participant’s executed sale directive or to collect the applicable Withholding Taxes through a wire transfer of funds from Participant to the Company in the amount of such Withholding Taxes or by withholding such amount from other wages payable to Participant. In no event shall any shares of Common Stock be issued in the absence of an arrangement reasonably satisfactory to the Company for the satisfaction of the applicable Withholding Taxes, and any such arrangement must be in compliance with any applicable requirements of Code Section 409A.

(i)The Company shall collect the Withholding Taxes with respect to any phantom dividend equivalent amount as provided in Paragraph 3 that is distributed in a form other than shares of Common Stock by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld, or through such other tax withholding arrangement as the Company deems appropriate, in its sole discretion.

(j)Notwithstanding the foregoing provisions of Paragraphs 6(d) through 6(i), the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting (as determined under applicable tax laws) of the shares of Common Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which those shares or other amounts vest (as determined under applicable tax laws) hereunder. Accordingly, to the extent the applicable issuance date for one or more vested shares of Common Stock or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those shares or other amounts vest, Participant shall, if so requested by the Company, on or before the last business day of the calendar year in which such shares or other amounts vest, deliver to the Company a check payable to its order (or a wire transfer of funds to the Company) in the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts. Alternatively, the Company may, in its sole discretion, elect to withhold the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts from other wages payable to Participant, or through such other tax withholding arrangement as the Company deems appropriate, in its sole discretion. The provisions of this Paragraph 6(j) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).

(k)Except as otherwise provided in Paragraph 4 or this Paragraph 6, the settlement of all Performance Shares or Performance-Qualified Shares which vest under the Award shall be made solely in shares of Common Stock.

7.Special Deferral Election.     Provided Participant is a U.S. tax resident and Participant timely submits a properly completed deferral election in a form provided by the Company, any shares of Common Stock that become issuable pursuant to this Agreement shall be distributed in accordance with the terms of such deferral election, subject to Participant’s satisfaction of any applicable Withholding Taxes under Paragraph 6.

8.Leaves of Absence. For purposes of applying the various Continuous Service vesting provisions of this Agreement, Participant shall be deemed to cease Continuous Service on the commencement date of any leave of absence and not to remain in Continuous Service status during the period of that leave, except to the extent otherwise required under employment laws in the jurisdiction where Participant is employed or pursuant to the following policy:
-    Participant shall be deemed to remain in Continuous Service status during (i) the first three (3) months of an approved personal leave of absence or (ii) the first seven (7) months of any bona fide leave of absence (other than an approved personal leave) and shall be deemed to cease Continuous Service upon the expiration of the applicable three (3)-month or seven (7)-month period.
-    In no event, however, shall Participant be deemed, for vesting purposes hereunder, to remain in Continuous Service beyond the earlier of (i) the expiration date of that leave of absence, unless Participant returns to active Continuous Service or Employee status on or before that date, or (ii) the date Participant’s Continuous Service or Employee status actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or Permanent Disability.
9.Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Company and Participant with all Applicable Laws relating thereto.

10.Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;

(c)all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;

(d)Participant is voluntarily participating in the Plan;

(e)the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not intended to replace any pension rights or compensation;

(f)the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar payments;

(g)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of Participant’s Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Related Entity or the Employer, waives Participant’s ability, if any, to bring any such claim, and releases the Company, any Related Entity and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agreed to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i)unless otherwise agreed with the Company in writing, the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of the Company or a Related Entity; and

(j)unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company.

11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying shares of Common Stock. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan or the Award.

12.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Company’s employee records or shall be delivered electronically to Participant through the Company’s electronic mail system or through an on-line brokerage firm authorized by the Company to effect sales of the Common Stock issued hereunder. All notices shall be deemed effective upon personal delivery or delivery through the Company’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, the legal representatives, heirs and legatees of Participant’s estate.

14.Code Section 409A

(a)It is the intention of the parties that the provisions of this Agreement shall, to the maximum extent permissible, comply with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4) with respect to each Tranche of Performance Shares under this Award. Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions, as they apply to each Tranche, shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

(b)However, to the extent this Agreement should be deemed to create a deferred compensation arrangement subject to the requirements of Code Section 409A with respect to one or more Tranches of the Performance Shares, whether by reason of a deferral election that satisfies the requirements of Paragraph 7 above or the pro-rata Continuous Service vesting provisions of this Agreement, then the following provisions shall apply with respect to any such Tranche, notwithstanding anything to the contrary set forth herein:

-    No shares of Common Stock or other amounts which become issuable or distributable with respect to such Tranche by reason of Participant’s cessation of Continuous Service shall actually be issued or distributed to Participant until the date of Participant’s Separation from Service or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service.
-    No shares of Common Stock or other amounts which become issuable or distributable with respect to such Tranche by reason of Participant’s cessation of Continuous Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first (1st) day of the seventh (7th) month following the date of Participant’s Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Company, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares of Common Stock or other distributable amount shall be issued or distributed in a lump sum on the first (1st) day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first (1st) day of the month immediately following the date the Company receives proof of Participant’s death.
-    No amounts that vest and become payable under Paragraph 4 of this Agreement with respect to that Tranche by reason of a Change in Control shall be distributed to Participant at the time of such Change in Control, unless that transaction also constitutes a Qualifying Change in Control. In the absence of such a Qualifying Change in Control, the distribution shall not be made until the date on which the shares of Common Stock to which those amounts pertain would have become issuable in accordance with the provisions of Paragraph 6(a) of this Agreement.
-    If a deferral election under Paragraph 7 of this Agreement is in effect with respect to any Tranche of Performance Shares under this Award, no amounts that vest and become payable under Paragraph 4 with respect to that particular Tranche by reason of a Change in Control shall be distributed to Participant at the time of that Change in Control unless the transaction also constitutes a Qualifying Change in Control. In the absence of such a Qualifying Change in Control, the distribution shall not be made until the date on which the shares of Common Stock to which those amounts pertain would have become issuable in accordance with Participant’s deferral election under Paragraph 7 of this Agreement.
-     The shares of Common Stock that are issuable pursuant to each Tranche of Performance Shares in accordance with the provisions of this Agreement and attached Schedule I shall be deemed a separate payment for purposes of Code Section 409A.
15.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

16.Governing Law/Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement or otherwise relating to or arising from this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

17.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to remain in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Employer or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Continuous Service at any time for any reason, with or without Cause.

18.Plan Prospectus. The official prospectus for the Plan is available on the Company’s intranet at: Stock Awards section on GNET. Participant may also obtain a printed copy of the prospectus by contacting Stock Plan Services at stockplanservices@gilead.com.

19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

22.Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions including the United States and Participant’s country or his or her broker’s country, if different, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of shares, rights to shares (e.g., Performance Shares) or rights linked to the value of shares of Common Stock (e.g., dividend equivalents) during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak with his or her personal legal advisor on this matter.

23.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Participant Acceptance. Participant must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall any shares of Common Stock be issued (or other securities or property distributed) under this Agreement in the absence of such acceptance. By accepting the Award, Participant agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and Agreement.

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GILEAD SCIENCES, INC.

/s/ Jyoti Mehra
By:	Jyoti Mehra
Title:	EVP, Human Resources

PARTICIPANT

Signature

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.Applicable Laws shall mean the legal requirements relating to the Plan and the Awards under applicable provisions of U.S. federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange, and the securities, tax and exchange control laws, rules, regulations, and requirements of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

B.Award Date shall mean the date the Performance Shares are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

C.Certification Date shall mean the date following the completion of the Tranche Three Performance Period on which the Administrator certifies the attained level of the Performance Goal applicable to Tranche Three.

D.Change in Control shall mean a change in ownership or control of the Company effected through the consummation of any of the following transactions:

(i)a sale, transfer or other disposition of all or substantially all of the Company’s assets;

(ii)the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders or an acquisition, consolidation or other reorganization to which the Company is a party; or

(iii)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity. Should such holding company structure or other Parent entity be established for the Company, then subparagraph (iii) shall be applied solely to the board of directors of that holding company or Parent entity.
E.Company shall mean Gilead Sciences, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Gilead Sciences, Inc. which shall by appropriate action adopt the Plan.

F.Continuous Service shall mean the performance of services for the Company or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, Director or Consultant. For purposes of this Agreement, Participant shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Company or any Related Entity or (ii) the entity for which Participant is performing such services ceases to remain a Related Entity of the Company, even though Participant may subsequently continue to perform services for that entity. The Administrator shall have the exclusive discretion to determine when Participant ceases Continuous Service for purposes of the Award.

G.Employee shall mean an individual who is in the employ of the Company (or any Related Entity), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H.Employer shall mean the Company or any Related Entity employing Participant.

I.Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock (or the closing bid, if no sales were reported) on that date, as quoted on the Stock Exchange that is at the time serving as the primary trading market for the Common Stock; provided, however, that if there is no reported closing price or closing bid for that date, then the closing price or closing bid, as applicable, for the last trading date on which such closing price or closing bid was quoted shall be determinative of such Fair Market Value. The applicable quoted price shall be as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

J.1934 Act shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

K.Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

L.Participant shall mean the person to whom the Award is made pursuant to the Agreement.

M.Performance Goal shall mean, with respect to each separate Tranche of Performance Shares, the net product revenue performance goal established or to be established for that Tranche at one or more designated levels of attainment in accordance with the provisions of attached Schedule I (the “Revenue Performance Goal”) that must be subsequently attained in order to satisfy the performance-vesting requirement for the shares of Common Stock allocated to that particular Tranche.

N.Performance Period shall mean the one-year period specified on attached Schedule I for each separate Tranche of Performance Shares over which the attainment of the Revenue Performance Goal applicable to that particular Tranche is to be measured.

O.Performance-Qualified Shares shall mean, with respect to each separate Tranche of Performance Shares, the maximum number of shares of Common Stock in which Participant can vest based on the level at which the Performance Goal applicable to that particular Tranche is in fact attained and shall be calculated in accordance with the provisions of attached Schedule I. Each Performance-Qualified Share that vests pursuant to the terms of the Award shall entitle Participant to receive one share of Common Stock.

P.Permanent Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. The Administrator shall have the exclusive discretion to determine when Permanent Disability has occurred for purposes of this Agreement.

Q.Qualifying Change in Control shall mean a change in control of ownership of the Company effected by one or more of the following transactions:
a.a merger or consolidation in which the Company is not the surviving entity and in which one person or a group of related persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Company’s outstanding securities;

b.the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;

c.any reverse merger in which the Company is the surviving entity but in which one person or a group of related persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Company’s outstanding securities;

d.the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities or constituting more than fifty percent (50%) of the total fair market value of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

e.a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

The foregoing definition of Qualifying Change in Control shall in all instances be applied and interpreted in such manner that the applicable Qualifying Change in Control transaction that serves as an issuance event for the shares of Common Stock subject to this Award (or distribution event for any amounts relating to those shares) that vest upon the occurrence of a Change in Control and are otherwise at the time subject to the issuance or distribution restrictions of Code Section 409A will also qualify as: (i) a change in the ownership of the Company, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.

R.Related Entity shall mean (i) any Parent or Subsidiary of the Company and (ii) any corporation in an unbroken chain of corporations beginning with the Company and ending with the corporation in the chain for which Participant provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least fifty percent (50%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain.

S.Retirement shall mean Participant’s cessation of Continuous Service on or after the date on which he or she (i) attains age 55 and completes at least ten (10) years of Continuous Service or (ii) attains age 65; provided, however, that if Participant, as of December 31, 2018, (x) is in Salary Grade 35 or above, and (y) the sum of Participant’s attained age and completed years of Continuous Service equals or exceeds seventy (70) years, he or she shall be deemed to satisfy the requirements for “Retirement” upon a cessation of Continuous Service without regard to subsections (i) and (ii) of this Section.

T.Separation from Service shall mean Participant’s cessation of Employee status by reason of his or her death, Retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Company and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Company, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.414(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

U.Service Period shall mean, with respect to each Tranche of Performance Shares, the applicable service period specified for that particular Tranche in attached Schedule I over which the Continuous Service vesting requirement in effect for that Tranche is to be measured.

V.Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

W.Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.Tranche shall mean the three separate tranches (Tranche One, Tranche Two and Tranche Three) into which the Performance Shares subject to this Award are divided in accordance with the provisions of Paragraph 1 of this Agreement and attached Schedule I.

Y.Withholding Taxes shall mean any and all income taxes (including U.S. federal, state and local tax) and the employee portion of the federal state and local taxes (including social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items) required or permitted to be withheld by the Company and/or the Employer in connection with any taxable or tax withholding event, as applicable, attributable to the Award or Participant’s participation in the Plan.

SCHEDULE I
PERFORMANCE GOALS AND PERFORMANCE PERIODS FOR THE THREE TRANCHES OF PERFORMANCE SHARES
ESTABLISHMENT OF SEPARATE TRANCHES
The Target Shares subject to the Award have, in accordance with Paragraph 1 of this Agreement, been divided into three (3) separate Tranches: Tranche One, Tranche Two and Tranche Three. Each such separate Tranche shall cover one-third of the Target Shares and shall have its own separate Performance Period and Service Period.
PERFORMANCE PERIOD FOR TRANCHE ONE
The measurement period for the Performance Goal for the Performance Shares allocated to Tranche One shall be the one-year period coincident with the Company’s 2020 fiscal year (the “Tranche One Performance Period”).
SERVICE PERIOD FOR TRANCHE ONE
The applicable Service Period for the Continuous Service vesting condition for Tranche One shall be the period beginning January 1, 2020 and ending on the Certification Date.
PERFORMANCE GOAL FOR PERFORMANCE VESTING FOR TRANCHE ONE
Performance Goal for Tranche One: The performance-vesting requirement for the Performance Shares allocated to Tranche One shall be tied to the Company’s recognition of net product revenue for the Tranche One Performance Period in a dollar amount ranging from $19,849 Billion at twenty percent (20%) threshold level attainment to $22,054 Billion at target level attainment and to $23,157 Billion at maximum level attainment, with the net product revenue goal at any other point within such range to be in the dollar amount determined on a straight-line interpolated basis pursuant to the 2020 Fiscal Year Revenue Goal/Revenue Payout Slope set forth below. For purposes of determining whether such Revenue Performance Goal is attained, the actual level of net product revenue recognized by the Company for the Tranche One Performance Period shall be the net product revenue of the Company and its consolidated subsidiaries that is reported on a consolidated basis in the Company’s audited consolidated financial statements for the fiscal year coincident with the Tranche One Performance Period, adjusted, however, to factor out (i) the effect of any changes in applicable accounting principles that occur after the start of such period and (ii) any product revenue realized during the 2020 fiscal year by any entity acquired by the Company during that year.
Performance-Qualified Shares: Within sixty-five (65) days after the completion of the Tranche One Performance Period, the Administrator shall determine and certify the actual dollar amount of net product revenue recognized by the Company on a consolidated basis for the Tranche One Performance Period. The actual number of Performance-Qualified Shares that results from such certification (the “Tranche One Performance-Qualified Shares”) may range from 0% to 200% of the Target Shares allocated to Tranche One in accordance with Paragraph 1

Schedule I-1

of this Agreement, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement. The actual percentage shall be determined on the basis of the dollar amount of net product revenue that the Administrator certifies has in fact been recognized for the Tranche One Performance Period, as measured and reported on a consolidated basis with the Company’s subsidiaries in accordance with the Company’s audited consolidated financial statements for the Company’s fiscal year coincident with the Tranche One Performance Period; provided, however, that the maximum number of the shares of Common Stock that may qualify as Tranche One Performance-Qualified Shares may not exceed 200% of the Target Shares allocated to Tranche One in accordance with Paragraph 1 of this Agreement, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement.
Payout Slope for Determining Number of Performance-Qualified Shares Based on Attained Level of Tranche One Performance Goal: The number of shares of Common Stock that may qualify as Tranche One Performance-Qualified Shares on the basis of the certified dollar amount of net product revenue recognized by the Company on a consolidated basis for the Tranche One Performance Period shall be calculated by multiplying the number of Target Shares allocated to Tranche One in accordance with Paragraph 1 of this Agreement (as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement) by the applicable percentage determined in accordance with the following revenue goal/payout slope for the Tranche One Performance Goal (with appropriate straight-line interpolation for any attained level within two otherwise designated levels in such slope):

Schedule I-2

2020 FISCAL YEAR REVENUE GOAL/REVENUE PAYOUT SLOPE

Net Product Revenue Achievement (in millions)	% of Target	Performance Shares Earned Under Tranche
$19,849	90.0%	20%
$22,054	100.0%	100%
$22,605	102.5%	150%
$23,157	105.0%	200%

Schedule I-3

PERFORMANCE PERIOD FOR TRANCHE TWO
The measurement period for the Performance Goal for the Performance Shares allocated to Tranche Two shall be the one-year period coincident with the Company’s 2021 fiscal year (the “Tranche Two Performance Period”).
SERVICE PERIOD FOR TRANCHE TWO
The applicable Service Period for the Continuous Service vesting condition for Tranche Two shall be the period beginning January 1, 2021 and ending on the Certification Date.
PERFORMANCE GOAL FOR PERFORMANCE VESTING FOR TRANCHE TWO
Performance Goal for Tranche Two: The performance-vesting requirement for the Performance Shares allocated to Tranche Two shall be tied to the Company’s recognition of net product revenue for the Tranche Two Performance Period in the dollar amounts (at threshold, target and maximum levels, with appropriate straight-line interpolation between any two such designated levels) to be set by the Administrator no later than ninety (90) days after the start of that performance period. The Performance Goal for the Tranche Two Performance Period shall be the same as the Performance Goal for the Tranche One Performance Period for any Performance Share Award granted to you in 2021, unless you are notified otherwise in writing promptly following the Administrator’s establishment of the applicable Performance Goal for the Tranche Two Performance Period.
Performance-Qualified Shares: Within sixty-five (65) days after the completion of the Tranche Two Performance Period, the Administrator shall determine and certify the actual dollar amount of net product revenue recognized by the Company on a consolidated basis for the Tranche Two Performance Period. The actual number of Performance-Qualified Shares that results from such certification (the “Tranche Two Performance-Qualified Shares”) may range from 0% to 200% of the Target Shares allocated to Tranche Two in accordance with Paragraph 1 of this Agreement, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement. The actual percentage shall be determined on the basis of the dollar amount of net product revenue that the Administrator certifies has in fact been recognized for the Tranche Two Performance Period, as measured and reported on a consolidated basis with the Company’s subsidiaries in accordance with the Company’s audited consolidated financial statements for the Company’s fiscal year coincident with the Tranche Two Performance Period; provided, however, that the maximum number of the shares of Common Stock that may qualify as Tranche Two Performance-Qualified Shares may not exceed 200% of the Target Shares allocated to Tranche Two in accordance with Paragraph 1 of this Agreement, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement.
Payout Slope for Determining Number of Performance-Qualified Shares Based on Attained Level of Tranche Two Performance Goal: The number of shares of Common Stock that may qualify as Tranche Two Performance-Qualified Shares on the basis of the certified dollar amount of net product revenue recognized by the Company on a consolidated basis for the Tranche Two Performance Period shall be calculated by multiplying the number of Target

Schedule I-4

Shares allocated to Tranche Two in accordance with Paragraph 1 of this Agreement (as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement) by the applicable percentage determined in accordance with the payout slope (with appropriate straight-line interpolation for any attained level within two otherwise designated levels in such slope) approved by the Administrator at the same time it establishes the applicable Performance Goal for the Tranche Two Performance Period.
PERFORMANCE PERIOD FOR TRANCHE THREE
The measurement period for the Performance Goal for the Performance Shares allocated to Tranche Three shall be the one-year period coincident with the Company’s 2022 fiscal year (the “Tranche Three Performance Period”).
SERVICE PERIOD FOR TRANCHE THREE
The applicable Service Period for the Continuous Service vesting condition for Tranche Three shall be the period beginning January 1, 2022 and ending on the Certification Date.
PERFORMANCE GOAL FOR PERFORMANCE VESTING FOR TRANCHE THREE
Performance Goal for Tranche Three: The performance-vesting requirement for the Performance Shares allocated to Tranche Three shall be tied to the Company’s recognition of net product revenue for the Tranche Three Performance Period in the dollar amounts (at threshold, target and maximum levels, with appropriate straight-line interpolation between any two such designated levels) to be set by the Administrator no later than ninety (90) days after the start of that performance period. The Performance Goal for the Tranche Three Performance Period shall be the same as the Performance Goal for the Tranche One Performance Period for any Performance Share Award granted to you in 2022, unless you are notified otherwise in writing promptly following the Administrator’s establishment of the applicable Performance Goal for the Tranche Three Performance Period.
Performance-Qualified Shares: Within sixty-five (65) days after the completion of the Tranche Three Performance Period, the Administrator shall determine and certify the actual dollar amount of net product revenue recognized by the Company on a consolidated basis for the Tranche Three Performance Period. The actual number of Performance-Qualified Shares that results from such certification (the “Tranche Three Performance-Qualified Shares”) may range from 0% to 200% of the Target Shares

Schedule I-5

allocated to Tranche Three in accordance with Paragraph 1 of this Agreement, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement. The actual percentage shall be determined on the basis of the dollar amount of net product revenue that the Administrator certifies has in fact been recognized for the Tranche Three Performance Period, as measured on a consolidated basis with the Company’s subsidiaries in accordance with the Company’s audited consolidated financial statements for the Company’s fiscal year coincident with the Tranche Three Performance Period; provided, however, that the maximum number of the shares of Common Stock that may qualify as Tranche Three Performance-Qualified Shares may not exceed 200% of the Target Shares allocated to Tranche Three in accordance with Paragraph 1 of this Agreement, as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement.
Payout Slope for Determining Number of Performance-Qualified Shares Based on Attained Level of Tranche Three Performance Goal: The number of shares of Common Stock that may qualify as Tranche Three Performance-Qualified Shares on the basis of the certified dollar amount of net product revenue recognized by the Company on a consolidated basis for the Tranche Three Performance Period shall be calculated by multiplying the number of Target Shares allocated to Tranche Three in accordance with Paragraph 1 of this Agreement (as such number may be adjusted from time to time pursuant to the provisions of Paragraph 5 of this Agreement) by the applicable percentage determined in accordance with the payout slope (with appropriate straight-line interpolation for any attained level within two otherwise designated levels in such slope) approved by the Administrator at the same time it establishes the applicable Performance Goal for the Tranche Three Performance Period.
CONTINUOUS SERVICE VESTING REQUIREMENT FOR PERFORMANCE-QUALIFIED SHARES
The number of shares of Common Stock in which Participant may actually vest on the basis of the number of Performance-Qualified Shares certified by the Administrator for each separate Tranche of Performance Shares in accordance with the foregoing provisions shall be tied to his or her completion of the following Continuous Service vesting requirement applicable to each such Tranche:
-    If Participant remains in Continuous Service through the Certification Date, Participant shall vest in one hundred percent (100%) of the Performance-Qualified Shares certified by the Administrator for that Tranche.
-    If Participant’s Continuous Service terminates prior to the Certification Date by reason of death or Permanent Disability, then Participant shall, following the Certification Date, vest in that number of shares of Common Stock (if any) determined by multiplying the number of Performance-Qualified Shares in which Participant could vest under a particular Tranche, based on the actual level at which the Performance Goal for that Tranche is attained and certified, by a fraction the numerator of which is the number of months of Continuous Service actually completed by Participant in the applicable Service Period for that Tranche (rounded to the closest whole month) and the denominator of which is the number of months (rounded to the closest whole number) between the beginning of the Service Period specified above for that Tranche and December 31, 2022.
-    If Participant’s Continuous Service terminates prior to the Certification Date but at least twelve (12) months following the Award Date by reason of Retirement, then Participant shall, following the Certification Date, vest in one hundred percent (100%) of the Performance-Qualified Shares certified by

Schedule I-6

the Administrator for that Tranche as if Participant had remained in Continuous Service through the Certification Date.
-    If Participant’s Continuous Service ceases for any other reason (including, without limitation, any deemed cessation of Continuous Service under Paragraph 8 of this Agreement) prior to the Certification Date, then Participant shall not vest in any of the Performance-Qualified Shares covered by any Tranche, and all of Participant’s right, title and interest to the shares of Common Stock underlying each Tranche shall immediately terminate; provided, however, that should a Change in Control occur prior to the Certification Date, then the provisions of Paragraph 4 of the Agreement shall govern the vesting of the Performance Shares (if any) allocated to each Tranche.
-    Notwithstanding anything to the contrary in the foregoing provisions of this Continuous Service section, should Participant’s Continuous Service cease for any reason prior to the start of the Service Period specified above for any particular Tranche of Performance Shares, then Participant shall not vest in any of the Performance Shares allocated to that Tranche, and all of Participant’s right, title and interest to the shares of Common Stock underlying that Tranche shall immediately terminate.

Schedule I-7